Exhibit 24

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned, being a director or officer, or both, of MFRI, INC., a Delaware corporation (the "Company"), does hereby constitute and appoint DAVID UNGER, BRADLEY E. MAUTNER AND MICHAEL D. BENNETT with full power to each of them to act alone, as the true and lawful attorneys and agents of the undersigned, with full power of substitution and resubstitution to each of said attorneys to execute, file or deliver any and all instruments and to do all acts and things which said attorneys and agents deem advisable to enable the Company to comply with the Securities Act of 1933, as amended, and any requirements or regulations of the Securities and Exchange Commission in respect thereof, in connection with the registration under said Securities Act of 1,500,000 shares of common stock of the Company on Form S-3, including specifically, but without limitation of the general authority hereby granted, the power and authority to sign his name as a director or officer or both, of the Company, as indicated below his signature, to the registration statement, and any amendment, post-effective amendment, supplement or papers supplemental thereto, to be filed with respect to said shares of common stock; and each of the undersigned does hereby fully ratify and confirm all that said attorneys and agents, or any of them, or the substitute of any of them, shall do or cause to be done by virtue hereof. Validity of this Power of Attorney will not be affected by failure to acknowledge, witness or seal it.

This Power of Attorney may be executed in two or more counterparts, each of which shall be original and off of which shall constitute one and the same instrument.

[signatures on following page]

IN WITNESS WHEREOF, each of the undersigned has subscribed these presents on the date set forth below opposite his name and title.

                Signature                                                   Title                                                    Date

/s/ David Unger	Director, Chief Executive Officer, and Chairman of the Board of Directors (Principal Executive Officer)	December 13, 2006
David Unger
/s/ Bradley E. Mautner	Director, President and Chief Operating Officer	December 15, 2006
Bradley E. Mautner
/s/ Henry M. Mautner	Director and Vice Chairman of the Board of Directors	December 13, 2006
Henry M. Mautner
/s/ Arnold F. Brookstone	Director	December 14, 2006
Arnold F. Brookstone
/s/ Dennis Kessler	Director	December 13, 2006
Dennis Kessler
/s/ Eugene Miller	Director	December 14, 2006
Eugene Miller
/s/ Stephen B. Schwartz	Director	December 13, 2006
Stephen B. Schwartz
/s/ Michael D. Bennett	Vice President, Secretary and Treasurer (Principal Financial and Accounting Officer)	December 12, 2006
Michael D. Bennett